UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2018

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2018, the registrant announced the appointment of Brandy Richardson to the position of Senior Vice President and Chief Accounting Officer of the registrant and its operating subsidiary The Neiman Marcus Group LLC (“NMG”).   Ms. Richardson’s appointment will be effective on her start date of December 17, 2018.

Ms. Richardson, 40, served as Chief Accounting Officer of Global Services for Macquarie Infrastructure Corporation, an owner and operator of infrastructure businesses, from August 2018 through November 2018.  Prior to that, she served with the registrant for 13 years in multiple roles of increasing responsibility, most recently as Vice President and Controller from October 2015 to August 2018 and as Vice President of Finance for the registrant’s Marketing and Creative organization from February 2013 through October 2015.  Prior to joining Neiman Marcus Group in 2006, she held financial roles with Cardinal Health, a medical equipment manufacturer, and began her career as a Certified Public Accountant with Ernst & Young LLP.  She holds a Bachelor of Business Administration and a Master of Science in Accounting from Texas A&M University.

Pursuant to the terms of her offer letter, Ms. Richardson’s annual base salary will be $375,000.  Beginning in NMG’s current fiscal year 2019, she will participate in the registrant’s annual incentive bonus program with a target bonus of 40% of base salary and a maximum bonus of 80% of base salary, based on the achievement of performance objectives as determined by the Compensation Committee of the board of directors of NMG’s ultimate parent company (“Parent”), subject to continued employment through the date bonuses are paid. Ms. Richardson will also be eligible to participate in NMG’s FY2018 Mid-Term Cash Incentive Plan (the “Mid-Term Plan”), with target awards for fiscal years 2019 and 2020 of $250,000 and $300,000, respectively.  Payment of the awards under the Mid-Term Plan will be subject to the terms of the Mid-Term Plan.

Following her start date and subject to approval of the Compensation Committee of Parent’s board of directors, Ms. Richardson will receive an award of stock options to purchase 1,600 shares of Class A common stock and Class B common stock of Parent (together, a “Common Stock Unit”), pursuant to Parent’s Management Equity Incentive Plan, with exercise prices not less than the fair market value of a Common Stock Unit on the date of grant.  Half of the stock options will be subject to time-based vesting and the other half of the stock options will be subject to performance-based vesting.

There are no family relationships or transactions with respect to Ms. Richardson that would be required to be disclosed under Items 401(d) or 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: November 27, 2018	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary